UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Item 5.02(e)

On January 23, 2007, the Board of Directors (the “Board”) of Sonic Solutions (the “Company”) approved Executive Employment Agreements for the Company’s three executive officers, David C. Habiger, A. Clay Leighton, and Mark Ely, effective immediately.

The Executive Employment Agreement between the Company and Mr. Habiger, the Company’s President and Chief Executive Officer (the “Habiger Agreement”), provides for a base salary of $350,000, which is the same as his base salary prior to the effective date of the Habiger Agreement, and the right to participate in any long term or annual incentive plans maintained by the Company for its executives. The Habiger Agreement provides that (i) if Mr. Habiger’s employment is terminated without Cause or if Mr. Habiger terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, the Company will make a lump sum payment to Mr. Habiger equal to 175% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Habiger’s outstanding unvested stock options, restricted stock units, or other equity compensation will immediately vest in full and the Company will make a lump sum payment equal to 175% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement between the Company and Mr. Leighton, the Company’s Executive Vice President and Chief Financial Officer (the “Leighton Agreement”), provides for a base salary of $300,000, which is the same as his base salary prior to the effective date of the Leighton Agreement, and the right to participate in any long term or annual incentive plans maintained by the Company for its executives. The Leighton Agreement provides that (i) if Mr. Leighton’s employment is terminated without Cause or if Mr. Leighton terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, the Company will make a lump sum payment to Mr. Leighton equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Leighton’s outstanding unvested stock options, restricted stock units, or other equity compensation will immediately vest in full and the Company will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

The Executive Employment Agreement between the Company and Mr. Ely, the Company’s Executive Vice President of Strategy (the “Ely Agreement”), provides for a base salary of $300,000 and the right to participate in any long term or annual incentive plans maintained by the Company for its executives. The Ely Agreement provides that (i) if Mr. Ely’s employment is terminated without Cause or if Mr. Ely terminates his employment for Good Reason, unless such termination occurs within 180 days of a Change in Control, the Company will make a lump sum payment to Mr. Ely equal to 100% of his annual base salary at the level in effect immediately prior to his termination; and (ii) in the event of a Change in Control, all of Mr. Ely’s outstanding unvested stock options, restricted stock units, or other equity compensation will immediately vest in full and the Company will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control.

Prior to the effective date of the Ely Agreement, Mr. Ely’s cash compensation was comprised of a base salary of $230,000 and a performance-based component providing for additional cash compensation up to $50,000.

The Habiger Agreement, Leighton Agreement, and Ely Agreement each define “Cause” as (i) Executive’s conviction of any felony under federal or state law, or any fraud, misappropriation or embezzlement, or (ii) Executive’s breach of a fiduciary duty owed to Company or commission of a material violation of the Invention and Confidential Information Agreement previously entered into between them.

The Habiger Agreement, Leighton Agreement, and Ely Agreement each define “Good Reason” as (a) a material adverse change in Executive’s position causing it to be of materially less stature or responsibility without Executive’s written consent, and such a materially adverse change shall in all events be deemed to occur if Executive no longer serves as Chief Executive Officer, in the case of Mr. Habiger, Executive Vice President and Chief Financial Officer, in the case of Mr. Leighton, and Executive Vice President of Strategy, in the case of Mr. Ely, of a publicly traded company, unless Executive consents in writing to such change; (b) a reduction, without Executive’s written consent, in his level of compensation (including base salary and fringe benefits); (c) a relocation of his principal place of employment by more than 50 miles, or (d) failure to cure a material breach by Company (or its successor) of the agreement within thirty (30) days after written notice from Executive to the Company identifying such breach.

Pursuant to the Habiger Agreement, Leighton Agreement, and Ely Agreement, “Change in Control” means a “Corporate Transaction” as such term is defined in the Company’s 2004 Equity Compensation Plan (the “2004 ECP”). Under the 2004 ECP, “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator (as defined in the 2004 ECP) shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) the complete liquidation or dissolution of the Company; (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock (as defined in the 2004 ECP) outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act (as defined in the 2004 ECP)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

The foregoing descriptions are qualified in their entirety by reference to the Habiger Agreement, the Leighton Agreement, and the Ely Agreement, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and are incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On January 23, 2007, the Board approved the Board of Directors Compensation Policy (the “Policy”). Pursuant to the Policy, the Board shall review the annual compensation targets, including cash compensation target percentage, at each annual meeting of the Board for the non-employee Board members (each, an “Outside Director”) and each Outside Director who serves as chairman of either the Board or a standing committee of the Board (each, a “Chairman”). The Policy provides for an initial annual compensation target of $100,000 for an Outside Director and for each Chairman an initial annual compensation target equal to 120% of the annual compensation target for an Outside Director. The Policy sets the initial cash compensation target percentage at 30% of annual compensation target and the initial equity compensation target percentage at 70%, for both Outside Directors and Chairmen.

In the event the annual meeting of the Board is scheduled later than October 1 in any year, then, in light of the inability to calculate the next year’s annual equity compensation target percentage as contemplated under the Policy until such meeting is held, the Policy provides that effective on October 1 of that year the equity compensation target percentage for both Outside Directors and Chairmen shall be shall be reduced to 0% and the cash compensation target percentage for both Outside Directors and Chairmen shall be increased to 100%, each until the occurrence of such annual meeting.

The foregoing description is qualified in its entirety by reference to the Policy, which is attached as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit	Description

10.1	Executive Employment Agreement, effective as of January 23, 2007, by and between Sonic Solutions and David C. Habiger.

10.2	Executive Employment Agreement, effective as of January 23, 2007, by and between Sonic Solutions and A. Clay Leighton.

10.3	Executive Employment Agreement, effective as of January 23, 2007, by and between Sonic Solutions and Mark Ely.

10.4	Board of Directors Compensation Policy, effective as of January 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
	Name:	David C. Habiger
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

Date: January 23, 2007